Exhibit 99.1

FLAGSTONE RE COMPLETES RESTRUCTURING OF GLOBAL OPERATIONS

HAMILTON, Bermuda (October 1, 2008) --Flagstone Reinsurance Holdings Limited (NYSE:FSR) announced today that it has restructured its global reinsurance operations by merging its two wholly owned subsidiaries, Flagstone Reinsurance Limited of Bermuda and Flagstone Réassurance Suisse SA into one operating platform.   The merged entity, Flagstone Réassurance Suisse SA with its existing Bermuda branch, provides clients and the market as a whole a solid, single capital base to support Flagstone’s reinsurance business.  The new structure offers clients a choice of either Bermuda or Swiss underwriting access and the advantage of full participation in both the important Bermuda market and the global markets served in Switzerland.

The change in corporate structure approved today by Swiss regulators does not result in any change of management or corporate control, or any changes to the Board of Directors. The Flagstone reinsurance platform remains under the ownership and control of Flagstone Reinsurance Holdings Limited, a NYSE-listed and SEC regulated company. Flagstone Reinsurance Holdings Limited is a Bermuda company.

Mark Byrne, Flagstone’s Chairman, noted: “We are grateful for the timely response to our plans by regulators in Switzerland and Bermuda, and to the three credit rating agencies who rate Flagstone. Congratulations to the team for swift execution of a complex project.”

David Brown, Flagstone’s CEO, added: “This platform allows us to provide all our clients access to a single and larger balance sheet than previously available thereby providing a superior and more transparent credit. We will continue to serve our clients in the Bermuda and Swiss marketplace in exactly the same manner as we do today. We believe that this move benefits the needs of our clients and we remain committed to our financial strength and client service.”

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Réassurance Suisse SA has an “A-” financial strength rating from both A.M. Best and Fitch Ratings, and an “A3” rating from Moody’s Investors Service.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements.  In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the Company’s common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303